Exhibit 99.2

Banc One Credit Card Master Trust

Trust Allocation Report

Distribution Date of:		15-Oct-02
Determined as of:		8-Oct-02
For Monthly Period Ending:		30-Sep-02
Days in Interest Period (30/360)		30
Days in Interest Period (Act/360)		29

Ending Pool Balance
Principal		3,136,881,398.42
Finance Charge		96,446,604.38

Total		3,233,328,002.80

Seller's Interest Test
Ending Portfolio Principal Balance		3,136,881,398.42
Trust EFA		0.00

Receivables + EFA		3,136,881,398.42

Trust Invested Amount		2,450,000,000.00
Trust PFA		186,000,000.00

Trust Adjusted Invested Amount		2,264,000,000.00

Seller's Participation Amount (with EFA)		872,881,398.42
Seller's Participation Amount (w/o EFA)		872,881,398.42
Seller's Interest Percentage		27.83%

Required Seller's Interest Percentage		5.00%
Required Seller's Interest		156,844,069.92

Required Principal Balance Test
Ending Portfolio Principal Balance		3,136,881,398.42
Required Principal Balance		2,450,000,000.00

Net Excess/Deficit		686,881,398.42

EFA
Beginning Excess Funding Account Balance		0.00
Required Excess Funding Account Deposit		0.00
Excess Funding Account Withdrawal		0.00

Shared Principal Collections
Series 1996-A		9,908,362.47
Series 1997-1		0.00
Series 1997-2		0.00

Delinquent Accounts
30-59 days	1.92%	62,013,076.15
60-89 days	1.22%	39,599,122.33
90 days +	2.17%	70,208,835.59
Total 30 days +	5.31%	171,821,034.07

Miscellaneous
Gross Credit Losses	7.11%	18,743,225.74
Net Credit Losses	6.53%	17,209,645.09
Discount Option Receivables		0.00
Discount Percentage		0.00%
Finance Charges Billed		38,379,398.73
Fees Billed		5,859,207.91
Interchange		7,601,905.00
Interest Earned on Collection Account		619.72